Exhibit 8(a)(2)

                                                             [LOGO] STATE STREET

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                         SCUDDER, STEVENS & CLARK FUNDS

                              (See Attachment "A")

                            Effective October 1, 1986

            I. Administration

            Custody, Portfolio and Fund Accounting Service -- Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

            The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO

                                                    Custody, Portfolio
                 Fund Net Assets                    and Fund Accounting
                 First $20 Million                      1/ 10 of 1%
                 Next $80 Million                       1/ 25 of l%
                 Excess                                 1/100 of 1%

                 Minimum Monthly Charges            As stated in attachment "A"
                                                    and $2,000 for all new funds

            II.    Portfolio Trades -- For each line item processed

                   State Street Bank Repos                            $ 7.00

                   DTC or Fed Book Entry                              $12.00

                   New York Physical Settlements                      $25.00

                   All other trades                                   $16.00
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                                                             [LOGO] STATE STREET

            III. Options

                 Option charge for each option written or
                 closing contract, per issue, per broker                  $25.00

                 Option expiration charge, per issue, per broker          $15.00

                 Option exercised charge, per issue, per broker           $15.00

            IV. Interest Rate Futures

                 Transactions -- no security movement                     $ 8.00

            V. Coupon Bonds

                 Monitoring for calls and processing coupons --
                 for each coupon issue held -- monthly charge             $ 5.00

            VI. Holdings Charge

                 For each issue maintained -- monthly charge              $ 5.00

            VII. Principal Reduction Payments

                 Per paydown                                              $ 3.00

            VIII. Dividend Charges (For items held at the Request
                 of Traders over record date in street form)              $50.00

            IX. Earnings Credit

                 A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.
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                                                             [LOGO] STATE STREET

            X. Automated Pricing

               Monthly Base Fee                                         $175.00*

               Monthly Quote Charge --

               -  Municipal Bonds via Muller Data                       $ 21.00

               -  Municipal Bonds via Kenny Information Systems         $ 16.00

               -  Government, Corporate and Convertible
                  Bonds via Merrill Lynch                               $ 11.00

               -  Corporate and Government Bonds via
                  Muller Data                                           $ 11.00

               -  Options, Futures and Private Placements               $  6.00

               -  Foreign Equities and Bonds via Extel Ltd.             $  6.00

               -  Listed Equities, OTC Equities, and Bonds              $  6.00

               -  Corporate, Municipal, Convertible and
                  Government Bonds, Adjustable Rate Preferred
                  Stocks via IDSI                                       $  6.00

               For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

            XI. Special Services

               Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

             * Does not apply to Variable Life Series
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                                                             [LOGO] STATE STREET

            XII. Out-of-Pocket Expenses

                 A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

                       Telephone
                       Wire Charges ($4.70 per wire in and $4.55 out)
                       Postage and Insurance
                       Courier Service
                       Duplicating
                       Legal Fees
                       Supplies Related to Fund Records
                       Rush Transfer -- $8.00 Each
                       Transfer Fees
                       Sub-custodian Charges
                       Price Waterhouse Audit letter
                       Federal Reserve Fee for Return Check items over $2,500 -- $4.25
                       GNMA Transfer -- $15 each

            XIII. Payment

                 The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

      SCUDDER, STEVENS & CLARK FUNDS          STATE STREET BANK & TRUST CO.

      By /s/ [ILLEGIBLE]                      By /s/ [ILLEGIBLE]
         -------------------------------         -------------------------------
      Title President                         Title Vice President
            ----------------------------            ----------------------------
      Date  October 7, 1986                   Date  October 7, 1986
            ----------------------------            ----------------------------
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                                 ATTACHMENT "A"

                                                             [LOGO] STATE STREET

Fund No.         Fund Name                                Monthly Minimum

7201             Scudder Income                               $1,000

7202             Scudder Growth & Income                       1,000

7203             Scudder Capital Growth                        1,000

7217             Scudder Government Mortgage Securities        2,000

7208             Scudder Cash Investment Trust                 1,500

7209             Scudder Managed Muni Bond                     1,500

7211             Scudder Government Money                      1,500

7290             Scudder California Tax Free                   1,500

7291             Scudder New York Tax Free                     1,500

7241             Scudder Global                                2,500

7232             Scudder Target General 1986                   1,000

7233             Scudder Target General 1987                   1,000

7234             Scudder Target General 1990                   1,000

7240             Scudder Target General 1994                   1,000

7237             Scudder Target Government 1986                1,000

7238             Scudder Target Government 1987                1,000

7239             Scudder Target Government 1990                1,000

7260             Scudder Tax Free Target 1987                  1,000

7261             Scudder Tax Free Target 1990                  1,000

7262             Scudder Tax Free Target 1993                  1,000

7251             Scudder Tax Free Target 1996                  1,000

7264             Scudder U.S. Government Zero Coupon 1990      1,000

7265             Scudder U.S. Government Zero Coupon 1995      1,000

7266             Scudder U.S. Government Zero Coupon 2000      1,000

7267             Scudder U.S. Government Zero Coupon 2005      1,000

7268             Scudder U.S. Government Zero Coupon 2010      1,000

7213             Scudder Variable Life Money Market            1,000

7214             Scudder Variable Life Equity                  1,000

7215             Scudder Variable Life Diversified             1,000

7216             Scudder Variable Life Bond                    1,000

7210             Scudder Tax Free Money Fund                   1,500

7253             Scudder Variable Life Zero Coupon 1990        1,000

7254             Scudder Variable Life Zero Coupon 1995        1,000

7255             Scudder Variable Life Zero Coupon 2000        1,000

7256             Scudder Variable Life Zero Coupon 2005        1,000

7257             Scudder Variable Life Zero Coupon 2010        1,000
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                                 ATTACHMENT "B"

                            to Custodian Fee Schedule
                              Dated October 1, 1986

 Fund No.                     Fund Name                        Monthly Minimum

   7295                Scudder Equity Income                       $1,000

   7292                Scudder High Yield Tax Free                  1,500

   7225                Scudder California Tax Free Money            1,500

   7224                Scudder New York Tax Free Money              1,500

   7206                Scudder Variable Life International          1,500

   7223                Scudder Mass Tax Free                        1,500

   7226                Scudder Ohio Tax Free                        1,500

   7227                Scudder Penn Tax Free                        1,500

SCUDDER, STEVENS & CLARK FUNDS                 STATE STREET BANK & TRUST CO.


By /s/ [ILLEGIBLE]                             By /s/ [ILLEGIBLE]
  -----------------------------                  -----------------------------
Title President                                Title Vice President
      -------------------------                      -------------------------
Date  June 26, 1987                            Date  4/8/88
      -------------------------                     --------------------------